EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                THIRD QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

                         Breakeven at $19.8M in Revenue

ATLANTA,  GEORGIA,  APRIL  22,  2005  - Concurrent Computer Corporation (NASDAQ:
CCUR)  today  reported  results  for  the  quarter  ended  March  31,  2005.

In the third quarter of fiscal 2005, consolidated revenue for the company aggregated $19.8 million compared to $20.0 million in the second quarter of fiscal 2005, a decrease of 0.9%, and compared to $23.6 million in the third quarter of fiscal 2004, a decrease of 15.9%. The net loss for the third quarter of fiscal 2005 was $177,000, including $0.4 million in severance costs, or breakeven per fully diluted share, compared to a net loss of $1.4 million, or $0.02 per fully diluted share in the second quarter of fiscal 2005 and compared to a net loss of $63,000 or breakeven per fully diluted share in the third quarter of the prior year. These results were impacted by Concurrent's expense reduction efforts and the evolution to more of a software model with improved gross margins. Consolidated gross margins for the third quarter of fiscal 2005 were 55.3% compared to 49.4% in the second quarter of fiscal 2005 and 46.1% for the third quarter of the prior year.

Revenue from Concurrent's on-demand product line totaled $9.3 million for the third quarter of fiscal 2005 compared to $10.5 million in the second quarter of fiscal 2005, a decrease of 11.4%, and compared to $14.8 million in the third quarter of the prior year, a decrease of 37.1%. Revenue from the company's real-time product line totaled $10.5 million for the third quarter of fiscal 2005 compared to $9.5 million in the second quarter of fiscal 2005, an increase of 10.8%, and compared to $8.8 million in the third quarter of the prior year, an increase of 19.7%.

"I am pleased with our progress that resulted in breakeven performance. Our revenue from on-demand products was impacted by late orders, but that was offset by great improvement from our real-time product line. Overall, we are on-track with our plan to return to profitability, and anticipate that we will soon begin to reap the benefits of our substantial efforts to improve sales and marketing. In the last nine


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Concurrent/EarningsQ3FY05            Page 2                       April 22, 2005


months, we have added seven new people to the sales and marketing team and redeployed other assets within the company to better support that effort. You can't expect instantaneous improvement, but I think our position is improving every day and that should soon translate into top-line growth," announced Gary Trimm, Concurrent president and chief executive officer.

"I am confident that our position throughout the industries we serve will continue to improve as we engage more effectively with our customers. Our support organization has made great strides to provide our customers with outstanding support. Additionally, our technology initiatives are beginning to bear fruit as evidenced by the recent introduction of our MediaHawk IMS(TM) (Interactive Media Solution) and the revenue we are beginning to see from our ImaGen(TM) simulation product. Our employee team is motivated and committed to advancing the value we deliver to our customers and shareholders," added Mr. Trimm.

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its third quarter fiscal 2005 results on April 22 at 10:00 a.m. E.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
    ------------

ABOUT CONCURRENT
Concurrent  (www.ccur.com)  is  a  global  leader in providing digital on-demand
             ------------
systems to the broadband industry and real-time computer systems for industry and government. Concurrent's on-demand systems are widely deployed worldwide by major broadband operators and provide a flexible, comprehensive, robust solution which is utilized within the domestic and international broadband cable, DSL, and IP-based markets. The company's powerful and scalable on-demand systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and process control for commercial and government markets. Concurrent has nearly four decades of experience in high-performance, on-demand, mission-critical solutions and provides its best of breed solutions through offices in North
America,  Europe,  Asia,  and  Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and development


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Concurrent/EarningsQ3FY05            Page 3                       April 22, 2005


and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 7, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                      # # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.



For More Information Contact:
-----------------------------
Concurrent - Angie Carson - Supervisor, Strategic Communications -
(678)258-4000 or angie.carson@ccur.com
                 ---------------------

                                 CONCURRENT COMPUTER CORPORATION
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (IN THOUSANDS)


                                                     MARCH 31,     DECEMBER 31,    JUNE 30,
                                                        2005           2004          2004
                                                    (UNAUDITED)    (UNAUDITED)
                                                    ------------  --------------  ----------
ASSETS
  Cash and cash equivalents                         $    19,828   $      23,921   $  27,928
  Trade accounts receivable, net                         18,349          11,940      10,192
  Inventories, net                                        6,694           4,562       9,617
  Prepaid expenses and other current assets               2,080           2,294       1,378
                                                    ------------  --------------  ----------
    Total current assets                                 46,951          42,717      49,115


  Property, plant and equipment, net                      8,968           9,871      11,569
  Purchased developed computer software, net                871             918       1,013
  Goodwill                                               10,744          10,744      10,744
  Investment in minority owned company                      140             140         553
  Other long-term assets, net                             1,426           1,408       1,548
                                                    ------------  --------------  ----------

Total assets                                        $    69,100   $      65,798   $  74,542
                                                    ============  ==============  ==========


LIABILITIES
  Accounts payable and accrued expenses             $    14,398   $       9,970   $  12,069
  Notes payable to bank, current portion                    934             930           -
  Deferred revenue                                        6,825           6,567      10,668
                                                    ------------  --------------  ----------
    Total current liabilities                            22,157          17,467      22,737

  Long-term deferred revenue                              2,987           3,670       4,117
  Notes payable to bank, less current portion             1,828           2,070           -
  Other long-term liabilities                             2,174           2,204       1,962

STOCKHOLDERS' EQUITY
  Common stock                                              637             638         628
  Additional paid-in capital                            175,806         176,376     174,338
  Retained earnings (deficit)                          (135,371)       (135,194)   (128,712)
  Treasury stock                                              -               -         (42)
  Unearned compensation                                  (1,574)         (2,224)       (351)
  Accumulated other comprehensive income (loss)             456             791        (135)
                                                    ------------  --------------  ----------
    Total stockholders' equity                           39,954          40,387      45,726
                                                    ------------  --------------  ----------

Total liabilities and stockholders' equity          $    69,100   $      65,798   $  74,542
                                                    ============  ==============  ==========

                                        CONCURRENT COMPUTER CORPORATION
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                              THREE MONTHS ENDED MARCH 31,  NINE MONTHS ENDED MARCH 31,
                                              ----------------------------  ---------------------------
                                                  2005          2004            2005          2004
                                              (Unaudited)   (Unaudited)     (Unaudited)    (Unaudited)
                                              ------------  ------------    ------------  -------------
Revenues:
  Product revenues                            $    14,391   $    18,214     $    40,699        $48,920
  Service revenues                                  5,458         5,397          16,504         16,219
                                              ------------  ------------    ------------  -------------
      Total revenues                               19,849        23,611          57,203         65,139

Cost of sales:
  Product cost of sales                             5,747         9,643          19,294         22,768
  Service cost of sales                             3,132         3,072           9,904          9,106
                                              ------------  ------------    ------------  -------------
      Total cost of sales                           8,879        12,715          29,198         31,874
                                              ------------  ------------    ------------  -------------

Gross margin                                       10,970        10,896          28,005         33,265

Operating expenses:
  Sales and marketing                               4,333         4,259          12,897         12,768
  Research and development                          4,447         5,091          14,299         14,464
  General and administrative                        2,363         2,656           7,144          7,000
                                              ------------  ------------    ------------  -------------
      Total operating expenses                     11,143        12,006          34,340         34,232
                                              ------------  ------------    ------------  -------------

Operating loss                                       (173)       (1,110)         (6,335)          (967)

Recovery (loss) of minority investment                  -           289            (313)         3,047
Other income (expense)                                 (2)           58              71             42
                                              ------------  ------------    ------------  -------------
Income (loss) before income taxes                    (175)         (763)         (6,577)         2,122

Provision (benefit) for income taxes                    2          (700)             68            360
                                              ------------  ------------    ------------  -------------

Net income (loss)                             $      (177)  $       (63)    $    (6,645)  $      1,762
                                              ============  ============    ============  =============

Basic net income (loss) per share             $     (0.00)  $     (0.00)    $     (0.11)  $       0.03
                                              ============  ============    ============  =============

Diluted net income (loss) per share           $     (0.00)  $     (0.00)    $     (0.11)  $       0.03
                                              ============  ============    ============  =============

Basic weighted average shares outstanding          62,758        62,565          62,728         62,318
                                              ============  ============    ============  =============

Diluted weighted average shares outstanding        62,758        62,565          62,728         63,259
                                              ============  ============    ============  =============